Exhibit 99.2

CS DIGITAL VENTURES, LLC

CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2026 AND 2025

CS DIGITAL VENTURES, LLC

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CS DIGITAL VENTURES, LLC

CONDENSED BALANCE SHEETS

(Amounts in U.S. Dollars)

	As of March 31,	As of December 31,
	2026	2025
ASSETS
Current Assets
Cash	$1,862,219	$1,643,812
Bitcoin	599,149	976,363
Other digital assets	32,466	136,867
Prepaid expenses	4,073	-
Total Current Assets	2,497,907	2,757,042
Property and equipment, net	27,264,074	28,389,591
Security deposits	2,274,534	2,274,534
TOTAL ASSETS	$32,036,515	$33,421,167

LIABILITIES AND MEMBERS EQUITY
Current liabilities
Accounts payable	$199,356	$220,000
Credit cards payable	4,154	789
Accrued expenses and other current liabilities	488,855	885,963
Total Current Liabilities	692,365	1,106,752
Long-term liabilities
Long-term business loans - Francesca Forcella	15,202,424	15,202,424
Total Long-term Liabilities	15,202,424	15,202,424
Total Labilities	15,894,789	16,309,176
Member’s equity	-	-
Class A Units, no par value, 400 units issued and outstanding as of March 31, 2026 and December 31, 2025, respectively, representing 40.0% of total outstanding units.	-	-
Class B Units, no par value, 600 units issued and outstanding as of March 31, 2026 and December 31, 2025, respectively, representing 60.0% of total outstanding units.	-	-

Class C Profits Interest Units, no par value, authorized pursuant to the Operating
Agreement; no units issued or outstanding as of March 31, 2026 and December 31, 2025, respectively.	-	-

Member capital contribution	20,000,000	20,000,000
Accumulated deficit	(3,858,274)	(2,888,009)
Total member’s equity	16,141,726	17,111,991
TOTAL LIABILITIES AND MEMBER’S EQUITY	$32,036,515	$33,421,167

The accompanying notes are an integral part of these financial statements.

CS DIGITAL VENTURES, LLC

CONDENSED STATEMENTS OF OPERATIONS

(Amounts in U.S. Dollars)

	As of March 31,	As of March 31,
	2026	2025
Revenue
Mining Revenue	$3,981,070	$2,688,532
Services revenue	-	10,908
Total revenue	3,981,070	2,699,441
Costs and Expenses
Cost of revenues (excludes depreciation below):	(1,785,613)	(640,855)
Operating expenses	(651,150)	(481,155)
Depreciation expense	(1,758,701)	(803,458)
Change in fair value of bitcoin	(357,510)	417,032
Total Costs and Expenses	(4,552,974)	(1,508,436)
Operating (loss) income	(571,904)	1,191,004
Other income	-	4
Interest expense	(398,361)	(185,667)
Total other (expense) income	(398,361)	(185,663)
Net (loss) income before income taxes	(970,265)	1,005,341
Income Taxes	-	-
Net (loss) income	$(970,265)	$1,005,341

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(Amounts in U.S. Dollars)

	CLASS A		CLASS B		CLASS C		Member Capital	Accumulated	TOTAL Members’
	Shares	Amount	Shares	Amount	Shares	Amount	Contribution	Deficit	Equity
Balance Jan. 01 2025	400	-	600	-	-	-	19,978,160	(1,239,210)	18,738,950
Net income	-	-	-	-	-	-	-	1,005,341	1,005,341
Balance Mar. 31 2025	400	-	600	-	-	-	19,978,160	(233,869)	19,744,291

Balance Jan. 01 2026	400	-	600	-	-	-	20,000,000	(2,888,009)	17,111,991
Net loss	-	-	-	-	-	-	-	(970,265)	(970,265)
Balance Mar. 31 2026	400	-	600	-	-	-	20,000,000	(3,858,274)	16,141,726

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

STATEMENTS OF CASH FLOWS

(Amounts in U.S. Dollars)

	MARCH, 31
	2026	2025
Operating Activities:
Net (loss) income	(970,265)	1,005,341
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	1,758,701	803,458
Change in fair value of bitcoin	357,510	(417,032)
Capitalized interest added to loan balance	-	214,586
Changes in assets and liabilities:
Accounts receivable	-	(35,836)
Bitcoin	19,706	961,861
Other digital asset	104,401	(852,866)
Prepaids	(4,073)	(1,215,237)
Credit card payable	3,365	(1,974)
AP, accrued and other expense	(417,753)	(265,874)
Net cash provided by operations:	851,592	196,427

Investing Activities:
Purchase of property and equipment	(633,185)	-
Security deposits	-	-
Net cash used in investing activities	(633,185)	-

Net increase in cash	218,407	196,427
Cash at beginning of period	1,643,812	367,058
Cash at end of period	1,862,219	563,485

Supplemental Disclosures of cash flow information:
Cash paid for interest	398,361	185,667

Supplemental Disclosures of noncash investing and financing activities:
Equipment deposits financed through note payable	-	6,887,838

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1 - Organization and nature of operations

CS Digital Ventures LLC (the “Company”) is a Delaware limited liability company formed on April 15, 2024. The Company is engaged in digital asset mining and related data processing and hosting activities, and maintains significant property and equipment deployed in cryptocurrency mining operations.

Note 2 - Basis of Presentation and Going Concern

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in U.S. dollars. The accompanying condensed financial statements are unaudited, but, in the opinion of the management of the Company, contain all adjustments consisting only of normal recurring items which the Company considers necessary for the fair presentation of the Company’s financial position as of March 31, 2026, and the results of its operations, its statements of cash flows and its changes in members’ equity for the three month periods ended March 31, 2026, and March 31, 2025.

The Company incurred a net loss of $1,648,799 for the year ended December 31, 2025, and a net loss of $970,265 for the three-month period ended March 31, 2026. As of March 31, 2026, the Company had an accumulated deficit of $3,858,274 and a consolidated loan obligation of $15,202,424. Although the Company maintained a current ratio of approximately 3.60:1 as of March 31, 2026, management concluded that the recurring losses and outstanding debt raised substantial doubt about the Company’s ability to continue as a going concern.

Management evaluated the Company’s ability to continue as a going concern in accordance with ASC 205-40, Presentation of Financial Statements—Going Concern. In performing this assessment, management considered all relevant conditions and events known and reasonably knowable as of the date these financial statements were available to be issued.

Subsequent to March 31, 2026, in April 2026, the consolidated loan obligation of $15,202,424 was fully extinguished through a debt-for-equity exchange. In addition, as of May 31, 2026, the Company held approximately $2,513,293 in cash and Bitcoin with a market value of approximately $329,499, resulting in total liquid assets of approximately $2,842,792. The Company also generated approximately $851 thousand of cash from operating activities during the period and management projects positive monthly free cash flows beginning in July 2026 and continuing through at least August 2027.

Based on these factors, management believes that the conditions that previously raised substantial doubt about the Company’s ability to continue as a going concern have been alleviated and that the Company has sufficient liquidity and financial resources to meet its obligations as they become due for at least one year from the date these financial statements are available to be issued.

Note 3 - Summary of significant accounting policies

Use of estimates

The preparation of the condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures. Significant estimates include the fair value of digital assets, the useful lives of long-lived assets, and the assessment of impairment indicators of long-term assets. Actual results could differ from those estimates.

Cash

Cash consists of funds held in bank accounts. As of the reporting date, the Company did not hold any cash equivalent. The Company maintains cash balances at financial institutions, which may, at times, exceed federally insured limits.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 3 - Summary of significant accounting policies (continued)

Bitcoin

The Company adopted ASU 2023-08, Accounting for and Disclosure of Crypto Assets, effective January 1, 2025. The Company’s bitcoins are measured at fair value at each reporting date, with changes in fair value recognized in net income in the period in which they occur. Fair value is determined using observable quoted prices from active cryptocurrency exchanges (principally CoinGecko, Coinbase, and Kraken) at the measurement date.

Concentration of credit and other risks

The Company maintains cash balances at financial institutions that may exceed federally insured limits. Management monitors the financial condition of these institutions and believes credit risk is not significant.

The Company generates bitcoin mining revenue through third-party mining pools, primarily Foundry USA and ViaBTC, and therefore is subject to risks associated with the availability and performance of these service providers.

The Company’s operating results are also affected by fluctuations in the market price of bitcoin and by the availability of electricity and internet connectivity necessary to conduct mining operations.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the following five-step model: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when, or as, each performance obligation is satisfied.

Bitcoin Mining Revenue

The Company generates revenue by providing hash computation services to third-party mining pool operators. The Company currently participates in mining pools operated by Foundry USA and ViaBTC under contractual arrangements whereby its mining equipment contributes computing power to the Bitcoin network in exchange for Bitcoin rewards.

Revenue from mining activities is accounted for in accordance with ASC 606, Revenue from Contracts with Customers. The Company’s performance obligation is satisfied as hash computation services are provided to the mining pool operators. Revenue is recognized when the Company has the right to receive consideration, which generally occurs when the mining pool operators determine the Company’s share of mining rewards based on the computational power contributed.

The consideration received is noncash consideration in the form of Bitcoin and is measured at fair value on the date the mining rewards are earned using the quoted market price in the Company’s principal market. Subsequent changes in the fair value of Bitcoin after initial recognition are recognized separately and are not included in revenue.

Mining pool fees charged by the operators, when applicable, are recorded as a reduction of mining revenue. Mining rewards are generally settled daily. The Company has concluded that these arrangements do not contain a significant financing component due to the short period between the transfer of services and settlement.

Mining-as-a-Service (MaaS) Revenue

The Company recognizes revenue from Mining-as-a-Service (“MaaS”) arrangements over time as hash-rate capacity is continuously provided to the customer. Revenue is recognized ratably over the contractual service period as the related performance obligation is satisfied.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 3 - Summary of significant accounting policies (continued)

Fair value measurements

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or a liability.

Fair value measurements are classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The Company updates its assumptions each reporting period based on new developments and records such amounts at fair value based on the revised assumptions until the agreement expires or the contingency is resolved, as applicable.

Equity

The Company has authorized Class A, Class B, and Class C membership interests. The rights, preferences, ownership percentages, capital contributions, and membership interests associated with each class are disclosed in Note 10.

Segment information

Operating segments are identified based on the way the Company’s chief operating decision maker (“CODM”) evaluates performance and allocates resources. The Company operates and manages its business as one reportable segment, which is the business of Bitcoin mining. The Chief Executive Officer, who serves as the Company’s Chief Operating Decision Maker (“CODM”), evaluates performance and allocates resources based on the Company’s results of operation and cash flows.

Property and equipment, net

Property and equipment, which consist primarily of Bitcoin mining equipment and computer equipment, are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Bitcoin mining equipment and computer equipment are depreciated over 60 months from their respective placed-in-service dates. Expenditures on maintenance and repairs are expended as incurred, while significant improvements that extend the useful life of an asset are capitalized.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 3 - Summary of significant accounting policies (continued)

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset is less than it carrying amount, an impairment loss is recognized equal to the excess of the carrying amount over the fair value of the asset. For the three months ending March 31, 2026, and March 31, 2025, no impairment has been recorded for long-lived assets.

Income taxes

The Company elected to be classified as an association taxable as a corporation pursuant to Form 8832, effective April 2024. Accordingly, the Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, measured using enacted tax rates.

Accounting standards

Effective January 1, 2025, the Company adopted Accounting Standards Update (“ASU”) 2023-08, Accounting for and Disclosure of Crypto Assets. Under the new guidance, qualifying crypto assets are subsequently measured at fair value, with changes in fair value recognized in net income each reporting period. The Company adopted the guidance prospectively.

As a result of the adoption, the Company’s bitcoin holdings are measured at fair value at each reporting date, with changes in fair value recognized in the statements of operations. The adoption also expanded the Company’s financial statement disclosures related to crypto assets in accordance with the requirements of ASU 2023-08. The adoption resulted in a cumulative-effect adjustment to accumulated deficit in the prior year.

Accounting pronouncements

Management has evaluated recently issued accounting pronouncements not yet effective and determined that none are expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 expands existing income tax disclosures for rate reconciliations by requiring disclosure of certain specific categories and additional reconciling items that meet quantitative thresholds and expands disclosures for income taxes paid by requiring disaggregation by certain jurisdictions. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The Company adopted the updated guidance for the year ended December 31, 2025. The adoption did not have a material effect on the Company’s financial statements or related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires, in the notes, to the annual and interim financial statements, disaggregated information about certain income statement expense line items. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact the updated guidance will have on the Company’s financial statements and disclosures.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 4 - Bitcoin

	Mar 31, 2026
Bitcoin	Quantity	Fair Value
Balance as of December 31, 2025	11.1522945	$976,362

Revenue recognized from bitcoin mined	52.2072948	3,981,070
Proceeds from sale of bitcoin	(54.4879570)	(4,131,197)
Bitcoin transferred to R2J	(0.0839277)	(6,326)
Network transaction fees	(0.0015969)	(120)
Change in fair value of bitcoin	-	(220,640)
Balance as of March 31, 2026	8.7861076	$599,149

	31-Dec-25
Bitcoin	Quantity	Fair Value
Balance as of January 1, 2025	50.48486224	$3,824,230

Cumulative effect of adopting ASU 2023-08	-	886,133
Balance as of January 1, 2025, at fair value	50.48486224	4,710,363
Revenue recognized from bitcoin mined	198.5414205	20,596,660
Proceeds from sale of bitcoin	-236.2736801	(23,510,001)
Bitcoin transferred to R2J	-1.59400073	(157,502)
Network transaction fees	-0.00630741	(654)
Change in fair value of bitcoin	-	(662,504)
Balance as of December 31, 2025	11.15229453	$976,362

Sales of bitcoin

During the three months ending March 31, 2026, the Company sold 54.48795700 BTC. Of that amount, 28.48000000 BTC was sold through the custodian’s over-the-counter desk with the proceeds remitted to the Company by wire, and 26.00795700 BTC was sold on the exchange order book.

Composition of March 31, 2026, balance

Of the 8.78610764 BTC held on March 31, 2026, 8.78508996 BTC was held in the Company’s self-custody wallets and 0.00101768 BTC was held at the third-party custodian. The Company has no crypto assets other than Bitcoin and other digital assets at the reporting date. No bitcoin has been pledged as collateral, and no bitcoin is subject to lending, staking or similar arrangements.

Bitcoin transferred to R2J

The Company operated a defined number of mining machines on behalf of a third-party fund. The gross bitcoin produced by those machines was received into the Company’s wallets and is included in revenue recognized from bitcoin mined. Each month the Company deducted the energy allocated to those machines and a mining fee and settled the net amount to the fund in bitcoin in the following month. The final settlement under the arrangement, covering December 2025, was made on January 23, 2026, in the amount of 0.08392771 BTC. The arrangement terminated effective December 31, 2025, and accordingly no service fee income was recognized, and no further amounts are payable in respect of the three months ending March 31, 2026.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 5 – Other digital assets

As of March 31, 2026, and December 31, 2025, the Company held custodial balances at the Kraken exchange of US$32,466 and US$136,867, respectively, consisting of fiat currency and USD Coin (USDC) stablecoins maintained to facilitate digital asset trading and settlement activities. These balances are presented as Other Digital Assets in the accompanying condensed balance sheets.

(Amounts in U.S. Dollars)

Other Digital Asset	Mar 31, 2026	Dec 31, 2025
Other digital assets - Kraken	$32,466	$136,867
Total Other digital assets	$32,466	$136,867

Note 6 – Property and equipment, net

The following table presents the Company’s property and equipment:

(Amounts in U.S. Dollars)

Property and equipment	Mar 31, 2026	Dec 31, 2025
Tools, machinery and equipment	37,144,900	36,511,715
Computer equipment	1,407	1,407
Accumulated depreciation	(9,882,232)	(8,123,531)
Property and equipment, net	$27,264,074	$28,389,591

The Company’s property and equipment consist of Bitcoin mining machines deployed across operating sites in Texas and Illinois. All assets are depreciated on a straight-line basis over 60 months from the respective placed-in-service date. Depreciation expense was approximately $1.8 million for the three months ending March 31, 2026, approximately $6.2 million for the three months ended March 31, 2025.

No impairment losses were recognized on property and equipment during the three months ending March 31, 2026, or during the three months ending March 31, 2025.

During the year ended December 31, 2024, the Company recorded advance payments to Bitmain Technology Co., Ltd. totaling $8,100,000 as equipment – in progress. These deposits, funded by the first two tranches of the loan received from Francesca Forcella in November and December 2024 (see Note 8), represented purchase commitments for the 4,684 Antminer S21+ units subsequently placed in service. Upon delivery and commissioning of the equipment in January 2025, the full $8,100,000 was reclassified from equipment – in progress to property and equipment.

The January and February 2025 loan tranches were used to fund the remaining balance on the acquisition of 4,684 Antminer S21+ units.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 7 - Security deposits

(Amounts in U.S. Dollars)

Other Asset	Mar 31, 2026	Dec 31, 2025
Security Deposit	$2,274,534	$2,274,534
Total Other Assets	$2,274,534	$2,274,534

Security deposits consist of refundable amounts paid to Genesis Digital Assets pursuant to co-location hosting agreements. The Company paid $973,674 on August 9, 2024 (Pyote, TX — DDH North America Inc.) and $1,300,860 on May 6, 2025 (Carterville, IL — Dog House TX-2 LLC). Both deposits are refundable upon termination of the respective hosting agreement and are classified as non-current assets.

Note 8 – Long-term business loans

Between November 23, 2024 and February 24, 2025, the Company received four loan advances from Francesca Forcella, each used to fund equipment purchases, as follows: $1,625,400 on November 23, 2024; $6,474,600 on December 26, 2024; $4,050,000 on January 24, 2025; and $2,837,838 on February 24, 2025. Total principal disbursed: $14,987,838. Interest accrued on each advance from its disbursement date through March 1, 2025 at an annual rate of 11 percent, totaling $214,586, resulting in a consolidated loan balance of $15,202,424 at the time the formal loan agreement was executed on March 18, 2025.

The loan bears interest-only monthly payments at an effective monthly rate of 0.8734% (11% per annum). The loan has a contractual maturity date of March 2030, at which time a balloon payment of the outstanding principal and accrued interest becomes due. Monthly interest payments of approximately $132,787 represent the interest accrued on the outstanding loan balance, with no principal amortization required prior to maturity. Accordingly, the estimated balloon payment at maturity is approximately $15,335,211, consisting of the outstanding principal balance of $15,202,424 plus the final month’s accrued interest.

As collateral for the loan, the Borrower granted the Lender a security interest in the Antminer S21+ units acquired using the loan proceeds. Although the Loan Agreement references 5,000 units as the original quoted quantity, the purchase was negotiated based on hashpower rather than a fixed number of units. Accordingly, the final delivery consisted of 4,684 Antminer S21+ units, representing the hashpower equivalent of the originally quoted 5,000 units.

As described in Note 14, subsequent to December 31, 2025, the entire outstanding loan — including principal and deferred inception-period interest — was fully extinguished through a debt-for-equity exchange completed on April 23, 2026, pursuant to which Francesca Forcella received 6,000,000 Class B Units representing a 6 percent interest in the Company.

(Amounts in U.S. Dollars)

Debt and accrued interest	Mar 31, 2026	Dec 31, 2025
Current portion of debt
Long-term debt	$15,202,424	$15,202,424
Total Debt	$15,202,424	$15,202,424
Accrued interest payable	-	-
Total loan payable and accrued interest	$15,202,424	$15,202,424

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 9 – Accrued Expenses

Accrued expenses represent obligations incurred by the Company for goods and services received or expenses recognized for which payment had not yet been made as of the reporting date. The Company recognizes accrued expenses when the related obligation is probable, and the amount can be reasonably estimated.

As of March 31, 2026, accrued expenses consisted primarily of accrued payroll and payroll-related taxes of $26,690, accrued marketing and advertising expenses of $32,440, and accrued electricity costs payable to DDH North America Inc. of $429,725.

As of December 31, 2025, accrued expenses primarily consisted of accrued payroll and payroll-related taxes of $35,196, accrued electricity costs payable to DDH North America Inc. of $552,104, accrued hosting service fees payable to DDH North America Inc. of $298,663.

Note 10 - Members’ equity

Members’ equity consists of members’ capital contributions and accumulated deficit. Pursuant to the Amended and Restated Limited Liability Company Agreement dated June 4, 2024 (the “Operating Agreement”), the Company has authorized three classes of membership interests: Class A Units, Class B Units, and Class C Profits Interest Units.

Class A Units represent membership interests issued to certain members of the Company and include both vested and unvested units, as specified in Schedule A of the Operating Agreement. Holders of Class A Units are entitled to one vote per Class A Unit on matters submitted to the Class A Members pursuant to the terms of the Operating Agreement. As of March 31, 2026, the holders of Class A Units were Bernardo Schucman, who held 250 vested Class A Units representing a 25.00% ownership interest, and Luis Federico Sader Pereira, Gustavo Caldeira de Andrada, and Roberto Santacroce Martins, each of whom held 50 Class A Units representing a 5.00% ownership interest each, consisting of 20 vested units and 30 unvested units.

Class B Units represent membership interests issued to the Company’s founding investor. As reflected in Schedule A of the Operating Agreement, the Class B Member made the documented capital contribution to the Company as of the effective date of the Operating Agreement. Holders of Class B Units are entitled to one vote per Class B Unit on matters submitted to Class B Members pursuant to the terms of the Operating Agreement. As of March 31, 2026, Shanti Cillo held 600 Class B Units, representing a 60.00% ownership interest, with a total capital contribution of $20,000,000.

Class C Profits Interest Units are intended to qualify as “profits interests” for U.S. federal income tax purposes pursuant to the Operating Agreement and are expected to be issued through CS Management LLC as part of the Company’s equity incentive program. These units represent an interest in future appreciation of the Company and are not considered outstanding membership interests as of March 31, 2026. No Class C Profits Interest Units had been issued or were outstanding as of March 31, 2026.

Note 11 - Income taxes

Management evaluated the Company’s income tax position, including both current and deferred income taxes, as of March 31, 2026, and December 31, 2025, in accordance with ASC 740.

For the year ending December 31, 2025, the Company reported a pre-tax net loss of US$1,648,799. For the three-month period ending March 31, 2026, the Company reported a pre-tax net loss of approximately US$970,265.

Based on the Company’s taxable results for the year ended December 31, 2025, no current income tax liability arose and, accordingly, no current income tax provision was recognized. Although the Company’s 2025 federal income tax return has not yet been prepared, management evaluated the financial information currently available and concluded that no current income tax provision was required, as no taxable income was generated during the year. Management performed the same assessment for the three-month period ending March 31, 2026, and concluded that no current income tax provision was required, as no taxable income was generated during the period.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Management also evaluated the recognition of deferred tax assets and deferred tax liabilities in accordance with ASC 740. Based on this assessment, management concluded that no deferred income tax amounts were required to be recognized in the accompanying condensed financial statements as of March 31, 2026, and December 31, 2025.

Accordingly, no income tax expense was recognized for the three-month period ended March 31, 2026, or for the year ended December 31, 2025. Management’s assessment includes consideration of both current and deferred income taxes under ASC 740 and will continue to be reassessed as additional information becomes available and in future reporting periods.

Note 12 - Commitments and contingencies

As of March 31, 2026, the Company had no pending legal proceedings, arbitrations, or formal claims.

The Company had no material purchase commitments for future asset deliveries beyond its existing hosting arrangements. Co-location hosting services are provided under three agreements: with DDH (North America) Inc. at Pyote, Ward County, Texas, effective June 24, 2024; with Dog House TX-2 LLC at the Carterville site, Garden City, Texas, effective December 3, 2024; and with Data & Energy Services LLC at Pyote, Texas, effective June 20, 2025.

The DDH and Dog House agreements each run for an initial term of three years and are usage-based: the Company reimburses the actual all-in cost of the power consumed by its equipment and pays an operations and maintenance charge of $0.005 per kilowatt hour, in each case after the consumption has occurred. Neither agreement obliges the Company to purchase or to pay for any minimum quantity of energy or hosting capacity, and neither host warrants any level of uptime or availability. Under both agreements, revenue generated by the hosted equipment is shared 70 percent to the Company and 30 percent to the host, which is effected by connecting the host’s share of the machines directly to the host’s own wallet rather than by a cash payment; at the Carterville site the host is entitled to keep its share at no fewer than 1,500 of the 5,000 machines.

The Data & Energy Services agreement, which took effect on June 20, 2025, for an initial term of twelve months, renewing automatically for successive twelve-month periods, is on different terms. The Company pays the actual cost of the power consumed by its equipment, a management fee of $0.006 per kilowatt hour of that consumption, and a share of the mining profit generated at the site, calculated as the gross mining revenue produced by the equipment less the power cost and the management fee. The host is entitled to 40 percent of such mining profit in accordance with the agreement. Equipment repairs are invoiced separately as they are incurred. The Company holds a prepayment balance and a security deposit with that host, both of which were satisfied by the credit balance transferred from the predecessor agreement assigned to the Company in May 2025 rather than by a new cash payment. The agreement also contains an availability provision under which the host will use commercially reasonable efforts to make the hosting services available between 90 and 95 percent of the time annually, excluding facility maintenance, equipment failure, scheduled curtailment and force majeure; that provision is an undertaking by the host and does not create a payment obligation for the Company.

Each agreement requires a refundable security deposit equal to approximately two months of the estimated hosting fee; the deposits under the DDH and Dog House agreements are described in Note 7. Accordingly, other than those deposits and the amounts held by the host under the Data & Energy Services agreement, the Company is not subject to minimum payment obligations or minimum energy or hosting commitments under these arrangements as of March 31, 2026.

The accompanying notes are an integral part of these unaudited condensed financial statements.

CS DIGITAL VENTURES, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 13 – Related Party Transaction

On May 25, 2025, the Company entered into an Asset Purchase Agreement with Shanti Cillo, a member of the Company, for the acquisition of 1,100 Antminer S21 Mixed Batch cryptocurrency mining units, together with the related racks, wiring, and supporting infrastructure, for an aggregate purchase price of $4,510,000.

Under the terms of the agreement, the Company made an initial payment of $1,010,000 upon execution of the agreement, with the remaining $3,500,000 payable in seven equal monthly installments of $500,000 each through December 2025. Payments were permitted to be made by wire transfer or in cryptocurrency, as specified in the agreement. Title to the assets transferred to the Company upon payment of the initial installment.

The transaction was accounted for as the acquisition of property and equipment in accordance with the Company’s accounting policies. The purchase price was paid in full on December 29, 2025, and no amounts remained outstanding under the agreement as of December 31, 2025.

Note 14 - Subsequent events

On April 23, 2026, the $15,202,424 consolidated loan from Francesca Forcella was fully extinguished through a debt-for-equity exchange; Francesca Forcella received 6,000,000 Class B Units representing a 6 percent interest in the Company.

In April 2026, the Company executed the Second Amended and Restated LLC Agreement, admitting Francesca Forcella as a new Class B member and effecting related governance updates.

On May 26, 2026, the Company and Olenox Industries Inc. entered and closed a Membership Interest Purchase Agreement, whereas Olenox acquired 100% of the membership interests of the Company resulting in the Company becoming a wholly owned subsidiary of Olenox.

After the acquisition of the Company by Olenox Industries Inc., the Company received cash transfers from Olenox Corp. totaling $600,000, consisting of five installments of $150,000 each on May 27, 2026, June 4, 2026, June 22, 2026, and June 25, 2026. In addition, the Company made a payment of $50,000 to Kevin McKnight LLC on behalf of Olenox Corp.

In June 2026, the Company and Data & Energy Services LLC mutually terminated the hosting agreement covering the Pyote AIR facility with effect from June 26, 2026. Under the termination agreement the host is required to prepare a final reconciliation statement within sixty days of that date, applying the Company’s prepayment balance and security deposit held by the host against the amounts owed through the termination date; any excess is refundable to the Company and any shortfall is payable by the Company. The Company had thirty days after the termination date to remove its equipment from the facility. The final reconciliation statement had not been received as of the date these financial statements were available for issuance, and the resulting amount receivable or payable cannot presently be determined.

In July 2026, the Company terminated contractor service agreements with Italo Data SL and Gustavo Caldeira de Andrada.

No other material subsequent events have been identified through the date these financial statements were available for issuance.

The accompanying notes are an integral part of these unaudited condensed financial statements.